Exhibit 99.2

Travere Therapeutics Announces Pricing of Public Offering of Common Stock

SAN DIEGO, November 7, 2024 – Travere Therapeutics, Inc. (Nasdaq: TVTX) today announced the pricing of an underwritten public offering of 7,812,500 shares of its common stock at a price to the public of $16.00 per share. All of the shares are being sold by Travere. The gross proceeds from the offering are expected to be $125.0 million, before deducting the underwriting discounts and commissions and offering expenses. The offering is expected to close on November 12, 2024, subject to customary closing conditions. In addition, Travere has granted the underwriters for the offering a 30-day option to purchase up to an additional 1,171,875 shares of its common stock at the public offering price, less the underwriting discounts and commissions.

Jefferies and Leerink Partners are acting as the joint book-running managers for the offering and Wedbush PacGrow is acting as co-manager.

The shares of common stock described above are being offered by Travere pursuant to a shelf registration statement filed by Travere with the Securities and Exchange Commission (SEC) that became automatically effective on August 1, 2024. A preliminary prospectus supplement and accompanying prospectus related to the offering were filed with the SEC and are available on the SEC’s website located at http://www.sec.gov. A final prospectus supplement and accompanying prospectus related to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus related to this offering, when available, may be obtained from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at (877) 821-7388, or by email at Prospectus_Department@Jefferies.com; or from Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, or by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@leerink.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Travere Therapeutics

At Travere Therapeutics we are in rare for life. We are a biopharmaceutical company that comes together every day to help patients, families and caregivers of all backgrounds as they navigate life with a rare disease. On this path, we know the need for treatment options is urgent – that is why our global team works with the rare disease community to identify, develop and deliver life-changing therapies. In pursuit of this mission, we continuously seek to understand the diverse perspectives of rare patients and to courageously forge new paths to make a difference in their lives and provide hope – today and tomorrow.

Forward Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. These statements may be identified by introductory words such as “may,” “expects,” “plan,” “believe,” “will,” “achieve,” “anticipate,” “would,” “should,” “subject to” or words of similar meaning, or by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements include statements regarding Travere’s expectations with respect to the completion, timing and size of the proposed public offering. For such statements, Travere claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Travere’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, and those factors disclosed in Travere’s filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024. These forward-looking statements represent Travere’s judgment as of the time of this release. Travere disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Contact:

888-969-7879

IR@travere.com